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                                                                   Exhibit 10.30




                             SUBSCRIPTION AGREEMENT

            SUBSCRIPTION AGREEMENT, dated as of November 21, 1994 ("Agreement"), among the Trustees of the Estate of Bernice Pauahi Bishop, a private educational charitable trust organized under the laws of the State of Hawaii ("KS/BE"), Pauahi Holdings Corporation, a Hawaii corporation ("Knight's Parent"), and Royal Hawaiian Shopping Center, Inc., a corporation organized under the laws of Hawaii and an indirect wholly-owned subsidiary of KS/BE ("Knight"), on the one hand, and The Goldman Sachs Group, L.P., a limited partnership organized under the laws of the State of Delaware (the "Partnership"), on the other hand.

            The parties agree as follows:

            1. Definitions.

            Capitalized terms used in this Agreement which are defined in the Knight Partnership Provisions referred to in Section 2 below have the respective meanings set forth in such Knight Partnership Provisions.

            For purposes of this Agreement, "subsidiary" includes any partnership the controlling general partner of which is the Partnership or any subsidiary thereof or the general partners of the Partnership (including a subsidiary by virtue of this definition).

            2. Subscription and Sale.

            Subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 below, KS/BE, Knight's Parent, Knight and the Partnership agree as follows: on the Closing Date (as defined in Section 3(a) below), Knight shall purchase from the Partnership for a purchase price (the "Purchase Price") of Two Hundred Fifty Million Dollars (U.S. $250,000,000) a Part P limited partnership interest in the Partnership with Part P Actual
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Capital equal to $250 million, such limited partnership interest (the
"Partnership Interest") to have the terms and conditions set forth in Article VII to the Memorandum of Agreement referred to in Section 3(b) below (such terms and conditions being referred to herein as the "Knight Partnership Provisions"), and the Partnership shall sell the Partnership Interest to Knight. The Partnership Interest is subject to adjustment following the Closing Date as set forth in the Knight Partnership Provisions.

            3. Closing and Closing Date.

            (a) The consummation of the purchase and sale of the Partnership Interest shall be effective as of the date hereof (the "Closing"). The date for execution and delivery of the agreements or other instruments referred to in this Section 3 (unless previously executed and delivered) and for delivery of the Purchase Price (the "Closing Date") will occur on November 21, 1994 or on such other date thereafter as may be contemplated by Section 11 hereof as the Partnership shall elect upon not less than two business days' prior notice, given orally or in writing, to KS/BE (unless KS/BE consents, orally or in writing, to waiver of or shorter notice).

            (b) Knight shall, on or prior to the Closing Date, execute and deliver a Memorandum of Agreement of the Partnership, including Article VII, amended and restated as of November 27, 1992, as further amended through November 26, 1993 and as further amended and effective as of the Closing (the "Memorandum of Agreement").

            (c) On the Closing Date, Knight shall deliver the Purchase Price in immediately available funds to the Partnership by wire transfer to an account in New York City designated by the Partnership.


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            (d) On the Closing Date, each of KS/BE and Knight's Parent shall execute and deliver to the Partnership the irrevocable proxy provided for in
Section 10(c) hereof. On the Closing Date, Knight shall execute and deliver to the Partnership its irrevocable proxy/power-of-attorney and proxy provided for in Sections 9(c) and 10(c) hereof, respectively.

            (e) On the Closing Date, the Partnership and Knight shall execute and deliver Amendment No. 1 (the "Amendment to the Registration Rights Agreement") to the Registration Rights Agreement appearing as Annex 5 hereto (as so amended, the "Registration Rights Agreement").

            4. Conditions to Knight's Obligations.

            Knight's obligation to purchase the Partnership Interest is subject to, in its discretion, the satisfaction in all material respects of the condition that the Partnership shall have performed on or prior to the Closing Date all its obligations hereunder to be performed on or prior to the Closing Date, and the satisfaction in all material respects as of the Closing Date of the following additional conditions:

            (i) any inaccuracy as of the Closing Date in the Partnership's representations and warranties set forth in Sections 6(d) and 6(e) hereof would not have or result in a material adverse impact on the business or financial condition of KS/BE and its subsidiaries taken as a whole and would not adversely affect the Partnership Interest;

            (ii) since the date of this Agreement to and including the Closing Date, the consummation of such transactions shall not have become prohibited under the laws of the United States to which KS/BE or its subsidiaries are subject; and

            (iii) Sullivan & Cromwell, counsel to the Partnership, shall have delivered their written opinion, dated the Closing Date, to KS/BE, Knight's Parent and Knight to the effect set forth in Annex 1 hereto.


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            5. Conditions to the Partnership's Obligation.

            The Partnership's obligation to sell the Partnership Interest is subject to, in the Partnership's discretion, the satisfaction in all material respects as of the Closing Date of the following conditions:

            (i) any inaccuracy as of the Closing Date in the representations and warranties set forth in Sections 7(a) and 7(b) hereof would not have or result in the imposition of limitations or restrictions on the business or operations of the Partnership or its subsidiaries which are unacceptable to the Partnership and would not adversely affect the Partnership Interest (from the Partnership's viewpoint);

            (ii) since the date of this Agreement to and including the Closing Date, the consummation of such transactions shall not have become prohibited under the laws of the United States to which the Partnership is subject; and

            (iii) Nathan T.K. Aipa, Esq., counsel to KS/BE, Knight's Parent and Knight, shall have delivered his written opinion, dated the Closing Date, to the Partnership to the effect of Annex 2 hereto.

            6. Representations, Warranties and Agreements of the Partnership.

            The Partnership represents, warrants and agrees as of the date hereof that:

            (a) Good Standing. The Partnership is a partnership formed and validly existing under the Revised Uniform Limited Partnership Act of the State of Delaware and has all requisite power and authority under such law to own its property and to carry on its business as now being conducted. Goldman, Sachs & Co. is a partnership formed and validly existing under the Partnership Law of the State of New York and has all requisite power and authority under such law to own its property and to carry on its business as now being conducted.

            (b) Qualification. With such exceptions as do not in the aggregate materially adversely affect their respective businesses, the Partnership and Goldman, Sachs & Co. have all permits, licenses and approvals necessary to


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carry on their respective businesses as presently conducted as required by law or the rules of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and each other association, corporation or governmental agency having appropriate authority.

            (c) Stock Exchange Membership, etc. Goldman, Sachs & Co. is a member organization in good standing of the New York Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

            (d) Regulatory Approvals. No filings, notifications, consents, approvals, authorizations or orders are required to be made with or secured from governmental or regulatory or judicial authorities by the Partnership (or any subsidiary thereof) in order to consummate the transactions contemplated by
Section 2 hereof.

            (e) Power and Authority. The Partnership has full power and authority to enter into this Agreement and the Amendment to the Registration Rights Agreement, to sell the Partnership Interest and to perform the other obligations provided for herein and in the Amendment to the Registration Rights Agreement, all of which have been duly authorized by all proper and necessary action.

            (f) Binding Agreements. This Agreement constitutes, and when executed and delivered in accordance herewith the Amendment to the Registration Rights Agreement will constitute, a valid and binding agreement of the Partnership. When executed and delivered by Knight, the Memorandum of Agreement will constitute a valid and binding agreement of the other partners continuing as partners of the Partnership as of the Closing.

            (g) Litigation. As of the date of this Agreement, there are no proceedings or investigations pending or, so far as the Partnership knows, threatened before any court, arbitrator or governmental or administrative authority, instrumentality or agency which, in any one case or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, properties, assets, or condition, financial or otherwise, of the Partnership and its subsidiaries, taken as a whole, or which could affect the execution, delivery and performance of this Agreement, the Amendment to the Registration Rights Agreement or the Memorandum of Agreement.

            (h) Legality. As of the date of this Agreement, the consummation of the purchase and sale of the Partnership Interest are not prohibited under the laws of the United


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States to which the Partnership or its subsidiaries are subject.

            (i) No Conflicts. There is no order or judgment and no provision of any mortgage, indenture, contract or agreement binding on the Partnership or affecting its property which would conflict with or prevent the execution, delivery or performance of this Agreement, the Amendment to the Registration Rights Agreement or the Memorandum of Agreement (including Article VII thereof), and no consents or waivers of parties to any such mortgage, indenture, contract or agreement (including the Memorandum of Agreement) are required for the Partnership's execution, delivery or performance of this Agreement, the Amendment to the Registration Rights Agreement or the Memorandum of Agreement (including Article VII thereof), other than those which have been obtained.

            (j) Financial Statements. The Partnership has furnished to KS/BE and Knight consolidated statements of financial condition of the Partnership as of November 26, 1993 and as of the end of each of the two preceding fiscal years, and consolidated statements of income and changes in partnership capital for the three fiscal years then ended, certified by Coopers & Lybrand, together with a consolidated statement of income for the nine-month fiscal period ended August 26, 1994. All such financial statements are complete and correct, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as may be specified therein, and present fairly the consolidated financial condition of the Partnership as of the respective dates specified therein, and the consolidated results of the operations of the Partnership for the periods specified therein. As of the date hereof, there has been no material adverse change since August 26, 1994 involving the business, prospects or financial condition of the Partnership.

            (k) Profit Plans. For the purposes of Section 12(b) of the Goldman Sachs Profit Participation Plans and Similar Plans, no general partner of the Partnership constitutes a "Protected Partner" of the Partnership.

            (l) SBCM. All material terms of the investment of Sumitomo Bank Capital Markets, Inc. ("SBCM") in the Partnership and Goldman, Sachs & Co. are as set forth in (i) the Memorandum of Agreement (as amended through the date hereof), (ii) the Amended and Restated Memorandum of Agreement of Goldman, Sachs & Co., (iii) the Amended and Restated Subscription Agreement, dated as of March 28, 1989, among The Sumitomo Bank Limited, SBCM, Goldman, Sachs & Co.


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and the Partnership, and (iv) the Letter Agreement, dated as of December 6,
1991, between SBCM and the Partnership.

            7. Representations, Warranties and Agreements of KS/BE, Knight's
               Parent and Knight.

            KS/BE, Knight's Parent and Knight each represents, warrants and agrees as of the date hereof that:

            (a) Regulatory Approvals. There are no filings, notifications, consents, approvals, authorizations or orders which KS/BE, Knight's Parent or Knight (or any of their respective subsidiaries) is required to make with or secure from governmental, regulatory or judicial authorities in order to consummate the transactions contemplated by Section 2 hereof.

            (b) Power and Authority. Each of KS/BE, Knight's Parent and Knight has full power and authority to enter into this Agreement; Knight has full power and authority to purchase the Partnership Interest, to enter into the Amendment to the Registration Rights Agreement and to grant the irrevocable proxy/power-of-attorney and proxy referred to in Sections 9(c) and 10(c) hereof, respectively; KS/BE and Knight's Parent each have full power and authority to grant the irrevocable proxy referred to in Section 10(c) hereof; and each of KS/BE, Knight's Parent and Knight has full power and authority to perform the obligations provided for herein and, in the case of Knight, in the Amendment to the Registration Rights Agreement, all of which have been duly authorized by all proper and necessary corporate or other action.

            (c) Binding Agreements. This Agreement constitutes a valid and binding agreement of KS/BE, Knight's Parent and Knight. Each proxy and proxy/power-of-attorney delivered pursuant to this Agreement, whether by KS/BE, Knight's Parent or Knight, shall be valid and binding, shall be irrevocable and shall not be terminable by operation of law, dissolution or bankruptcy of KS/BE, Knight's Parent or Knight or for any other reason (provided, however, that upon a transfer permitted by this Agreement by KS/BE, Knight's Parent or Knight of shares or other securities that are the subject of such proxy or proxy/power-of-attorney to a third party, such proxy or proxy/power-of-attorney shall terminate with respect to the shares or securities that are so transferred). Each such irrevocable proxy and proxy/power-of-attorney shall be enforceable according to its terms. When executed and delivered by Knight, the Memorandum of Agreement and the Amendment to the Registration Rights Agreement


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will each constitute a valid and binding agreement of Knight.

            (d) Litigation. As of the date of this Agreement, there are no proceedings or investigations pending or, so far as each of KS/BE, Knight's Parent and Knight knows, threatened before any court, arbitrator or governmental or administrative authority, instrumentality or agency which could affect the execution, delivery and performance of this Agreement, the Amendment to the Registration Rights Agreement or the proxy/power of attorney and proxy referred to in Sections 9(c) and 10(c) hereof by KS/BE, Knight's Parent or Knight, as applicable.

            (e) Legality. As of the date of this Agreement, the consummation of the purchase and sale of the Partnership Interest, and the granting of the proxy/power of attorney and proxy referred to in Section 9(c) and 10(c) hereof, are not prohibited under the laws of the United States to which KS/BE, Knight's Parent or Knight or their subsidiaries are subject.

            (f) No Conflicts. There is no order or judgment, no provision of the certificate of incorporation of Knight or Knight's Parent or the constituent documents of KS/BE and no provision of any mortgage, indenture, contract or agreement binding on KS/BE, Knight's Parent or Knight or affecting their property which would conflict with or prevent the execution, delivery or performance of this Agreement or the Amendment to the Registration Rights Agreement, or the granting of the proxy/power of attorney and proxy referred to in Sections 9(c) and 10(c) hereof, and no consents or waivers of parties to any such mortgage, indenture, contract or agreement are required for KS/BE's, Knight's Parent's or Knight's execution, delivery or performance of this Agreement or the Amendment to the Registration Rights Agreement, or the granting of the proxy/power of attorney and proxy referred to in Sections 9(c) and 10(c) hereof.

            (g) 1940 Act. Knight is not, and will not as a result of the consummation of the transactions contemplated hereby and by the Knight Partnership Provisions become, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, and each of KS/BE, Knight's Parent and Knight covenant and agree to operate the business of Knight or any successor or assignee of Knight permitted by Section 15 hereof and Section 12 of the Knight Partnership Provisions so as not to cause Knight or any such entity, as applicable, to become an "investment company" at any time during the term hereof.


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            8. Certain Agreements.

            (a) The Tax Matters Partner referred to in paragraph 11(g) of
Article I of the Memorandum of Agreement shall periodically notify and consult with Knight during any administrative or judicial proceeding with respect to the determination of the taxable income of the Partnership. Notwithstanding the foregoing, the Tax Matters Partner shall have complete control of such administrative or judicial proceeding and, to the extent permitted by the Internal Revenue Code and other applicable laws, Knight agrees to file all tax returns consistently with the Partnership and to waive its rights to participate in any administrative or judicial proceeding with respect to the determination of the Partnership's taxable income.

            (b) Upon request of Knight, the Partnership shall consider taking actions to reduce Knight's tax liabilities; provided, however, the Partnership need not consider actions which would in the Partnership's sole judgment in any way adversely affect the Partnership, any general partner or any other limited partner.

            (c) Upon Knight's request, the Partnership shall provide Knight with
(i) schedules showing the determination of the capital accounts of Knight's Partnership Interest and its Actual and Imputed Share (and the Partnership shall make appropriate persons available to provide Knight an explanation of, and to discuss with Knight the contents of, such schedules), (ii) annual audited consolidated financial statements of Goldman, Sachs & Co., and (iii) interim quarterly consolidated statements of income of the Partnership, as available.

            (d) The Partnership agrees that, in the event KS/BE, Knight's Parent or Knight incurs any expenses or liabilities as a result of the operation of
Section 9 of


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either Article III or Article V or the last paragraph of paragraph 6 of Article
I of the Memorandum of Agreement (other than liabilities expressly assumed by KS/BE, Knight's Parent or Knight pursuant to such provisions), the Partnership will indemnify and hold harmless KS/BE, Knight's Parent and Knight, as the case may be, against all such expenses (including reasonable fees and disbursements of counsel).

            (e) Notwithstanding any provision of the Memorandum of Agreement,
(i) none of KS/BE, Knight's Parent or Knight shall, as a result of the entering into this Agreement, the Knight Partnership Provisions or the Amendment to the Registration Rights Agreement, or the consummation of the transactions contemplated hereby or thereby, be prevented from competing, directly or indirectly, with the Partnership, or any Firm or any Successor Partnership or Successor Business (as each such term is defined in the Memorandum of Agreement), (ii) KS/BE, Knight's Parent and Knight each hereby authorize the Management Committee of the Partnership to implement any Plan adopted and approved in accordance with paragraph 15 of Article I of the Memorandum of Agreement, and each irrevocably waives for itself and its successors and assigns any right to contest the terms of any Plan adopted in accordance with said paragraph 15, whether on grounds of unequal or disparate treatment, inconsistency or conflict with the terms and provisions of the Memorandum of Agreement, unfairness or any other reason, provided, in each case, that such Plan is not inconsistent with Section 5 or 6(c), as the case may be, of the Knight Partnership Provisions, and (iii) Knight shall be entitled to give notices under the Memorandum of Agreement in the manner provided in this Agreement in respect of notices required


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under the Memorandum of Agreement to be given to the Partnership.

            9. Absence of Control or Controlling Influence; Absence of
               Restrictions; Proxy/Power-of-Attorney.

            (a) Notwithstanding any provisions of this Agreement, the Memorandum of Agreement, any other agreements contemplated hereby or otherwise, KS/BE, Knight's Parent and Knight each agree that it does not have, and that it will not exercise or attempt to exercise and will prevent any successor thereof or any direct or indirect subsidiary thereof from exercising or attempting to exercise, by any action or omission to act, by virtue of any provision of this Agreement, the Memorandum of Agreement, any other agreements contemplated hereby, any requirement of law or otherwise, any control or controlling influence over the management, policies or affairs of the Partnership, the Company, any successor or successors to the Partnership or the Company (other than a successor pursuant to Section 6(c) of the Knight Partnership Provisions) or any direct or indirect subsidiary of the Partnership, the Company or any such successor (each such entity being referred to in this Section 9 as a "Goldman Entity"). The foregoing agreement shall extend, without limitation, to: (i) the management of any Goldman Entity; (ii) the business affairs of any Goldman Entity; (iii) the financial, accounting or tax affairs of any Goldman Entity;
(iv) any matters relating to partnership interests in or securities of a Goldman Entity, including, without limitation, the admission, withdrawal or retirement of general or limited partners or the election or retirement of managing directors or the issuance, payment, redemption or repurchase of debt or equity securities; (v) partner, managing director and employee affairs, including, without limitation, the hiring and termination of employees, part-


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ner, managing director and employee compensation, partner, managing director and employee benefit arrangements and partner, managing director and employee retirement arrangements; and (vi) acquisitions by a Goldman Entity of all or part of any other entity, dispositions by a Goldman Entity of all or any part of a Goldman Entity, combination by a Goldman Entity with any other entity, incorporation of all or any part of a Goldman Entity, or liquidation of all or any part of the business of a Goldman Entity, it being understood that the foregoing shall not constitute a waiver by KS/BE, Knight's Parent or Knight of any terms or provisions of this Agreement or of the Knight Partnership
Provisions or the Incidental Partnership Provisions, and that, in any event, Knight shall be treated equally with respect to its Part P Interest in relation to the general partners and SBCM according to Knight's Part P Actual Share.

            (b) Notwithstanding any provisions of this Agreement, the Memorandum of Agreement, any other agreements contemplated hereby or otherwise, each of KS/BE, Knight's Parent and Knight agrees that there are not, and that it will not impose or attempt to impose and will prevent any successor thereof or any direct or indirect subsidiary thereof from imposing or attempting to impose, by any action or omission to act, by virtue of any provision of this Agreement, the Memorandum of Agreement, any other agreements contemplated hereby, or any requirement of law or otherwise, any restrictions on matters relating to the capital of any Goldman Entity. The foregoing agreement shall extend, without limitation, to: (i) capital levels of, or increases to or withdrawals from capital of, any Goldman Entity; (ii) the interest (or other return) paid on the capital of limited partners (other than Knight) or, subject to Section 6(a) of
Article VI of the Memorandum of Agreement and the Partnership's agreement pursuant to Section 6(a) of the Knight


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Partnership Provisions, of general partners of any Goldman Entity; or (iii) the issuance or retirement of (w) general partnership interests or limited partnership interests (other than Knight's limited partnership interests) of any Goldman Entity, or the capital stock held by managing directors or others of any Goldman Entity, (x) debt securities of any Goldman Entity, whether senior or subordinated, short-or long-term, secured or unsecured, other than debt securities held by KS/BE, Knight's Parent or Knight, (y) equity securities of any Goldman Entity or (z) options or warrants to acquire any securities of any Goldman Entity, it being understood that the foregoing shall not constitute a waiver by KS/BE, Knight's Parent or Knight of any terms or provisions of this Agreement or of the Knight Partnership Provisions or the Incidental Partnership Provisions, and that, in any event, Knight shall be treated equally with respect to its Part P Interest in relation to the general partners and SBCM according to Knight's Part P Actual Share.

            (c) On the Closing Date, Knight shall deliver to the Partnership its irrevocable proxy/power-of-attorney in the form set forth in Annex 3 hereto. Knight agrees, to the extent (if any) that such irrevocable proxy/power-of-attorney is not enforceable under law, to provide its consent to any of the matters set forth therein and/or to execute any of the amendments, documents or other instruments referred to therein promptly following written demand by the Partnership.

            10. Agreements in the Event of Incorporation of the Partnership.

            (a) Investment Representations; Non-Transferability. Knight represents that its acquisition hereby or from time to time hereafter of any Securities (as defined below) of the Company or any other Goldman Entity pursuant to this


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Agreement or the Memorandum of Agreement is or shall be for investment purposes.
Except as provided in Section 10(b) below or in Section 10(b) of the Subscription Agreement, dated as of April 24, 1992, among KS/BE, Knight's
Parent, Knight and the Partnership (the "1992 Subscription Agreement"), or as contemplated by Section 15(d) below, by Section 15(d) of the 1992 Subscription Agreement, by Section 5(f) of Article VI of the Memorandum of Agreement or by
Section 5(f) of the Knight Partnership Provisions, each of Knight, Knight's Parent and KS/BE agrees that it shall not sell, transfer, exchange, make any assignment of (including an assignment for the benefit of Knight's, Knight's Parent's or KS/BE's creditors or a transfer to a trustee) or receive for the benefit of Knight's, Knight's Parent's or KS/BE's creditors, give away, pledge, hypothecate or otherwise dispose of any Securities hereby or from time to time hereafter acquired by it, nor shall Knight, Knight's Parent or KS/BE enter into any agreement as a result of which any person or entity will or could obtain any interest in such Securities. For purposes of this Agreement, "Securities" shall refer to (i) any common stock issuable to Knight in exchange for its Part P Actual Capital, and any preferred stock issuable to Knight in exchange for its Part Q Interest, in each case as contemplated by the Knight Partnership Provisions and any subscription rights for such common stock or preferred stock granted pursuant hereto or thereto, (ii) any common stock issuable to Knight in exchange for its Part J Actual Capital (together with any common stock issuable to Knight in exchange for its Part P Actual Capital, any common stock which may be issued in exchange therefor pursuant to Annex 7 hereof and any common stock which may be issued in exchange for common stock issuable in exchange for Knight's Part J Actual Capital pursuant to Annex 7 of the 1992 Subscription


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Agreement, "Common Stock"), and any preferred stock issuable to Knight in exchange for its Part K Interest, in each case as contemplated by Article VI of the Memorandum of Agreement and any subscription rights for such common stock or preferred stock granted thereto, (iii) any other securities issuable to Knight pursuant to Section 5 of Article VI of the Memorandum of Agreement and Section 5 of the Knight Partnership Provisions and (iv) any other securities of the Company or any other Goldman Entity issuable to Knight pursuant to this Agreement, the 1992 Subscription Agreement, Article VI of the Memorandum of Agreement or the Knight Partnership Provisions. Any Securities issued shall be issued in registered form and, other than any Common Stock when disposed of to the public, shall bear a legend in substantially the following form or such other form as KS/BE and the Partnership (or the Company) may agree:

      "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE NOT TRANSFERABLE AND
      ARE SUBJECT TO THE PROVISIONS OF EITHER A SUBSCRIPTION AGREEMENT, DATED
      AS OF APRIL 24, 1992, OR A SUBSCRIPTION AGREEMENT, DATED AS OF NOVEMBER 21, 1994, AMONG ROYAL HAWAIIAN SHOPPING CENTER, INC., PAUAHI HOLDINGS CORPORATION, THE TRUSTEES OF THE ESTATE OF BERNICE PAUAHI BISHOP AND THE GOLDMAN SACHS GROUP, L.P. NO HOLDER OF THIS CERTIFICATE OTHER THAN KNIGHT SHALL BE ENTITLED TO ANY RIGHTS HEREUNDER AND, IF HELD BY ANY SUCH HOLDER, THIS CERTIFICATE AND THE SECURITIES EVIDENCED HEREBY SHALL BE VOID AND BE DEEMED CANCELLED. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION."

            (b) Disposition of Securities.

            (i) Knight shall have the rights set forth in this Section 10(b) to dispose from time to time of the Common Stock issuable to it pursuant to the Knight


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      Partnership Provisions and Annex 7 hereto. Section 10(b) of the 1992
      Subscription Agreement sets forth the rights of Knight to dispose from time to time of the Common Stock issuable to it pursuant to Article VI of the Memorandum of Agreement and Annex 7 to the 1992 Subscription Agreement.

            (ii) Except as otherwise provided in (iv) below or in Section 2(c) of the Registration Rights Agreement, as amended, Knight may dispose of Common Stock only after the date when the Company shall have become a public company by the initial registration by the Company of its common stock under the Securities Act of 1933 (the "1933 Act"). Any such disposition may be made only (x) by means of a widely-dispersed underwritten public offering in conformity with regulatory requirements and guidelines applicable to KS/BE, Knight's Parent and Knight and (y) pursuant to the exercise of Knight's demand right or piggy-back rights as set forth in the Registration Rights Agreement, as amended (which sets forth procedures for public offerings whether or not registered under the 1933 Act). The successor to the broker-dealer business of the Partnership (hereinafter referred to as the "Company Broker-Dealer") shall be the book-running managing underwriter of the underwriting syndicate.

            (iii) In connection with any disposition of securities of the Company by the Company, Knight, the Company's managing directors or otherwise, Knight agrees that it shall be subject to the same customary limitations on sales following consummation of such disposition as managing directors of the Company agree to with the underwriters of such securities and that it


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      will execute and deliver any agreement to such effect required by such underwriters.

            (iv) In addition to the demand right and piggy-back rights granted pursuant to Section 10(b)(ii) hereof and the Registration Rights Agreement, as amended, Knight shall be entitled, from and after the fifth anniversary of the initial public offering by the Company of its common stock, to sell its Common Stock in the manner and amounts permitted by Rule 144(e) under the 1933 Act, or any similar successor provision, provided, that in the case of any such sale the Company shall have received an opinion of counsel to Knight acceptable to it that such sale may be made without registration under the 1933 Act.

            (c) Proxy and Voting Agreement.

            (i) On the Closing Date, KS/BE, Knight's Parent and Knight shall each deliver to the Partnership its irrevocable proxy in the form set forth in Annexes 4(a) and (b) hereto, respectively. KS/BE, Knight's Parent and Knight each further agree, to the extent (if any) that such irrevocable proxy is not enforceable under law, to vote any securities of the Company or any subsidiary of the Company held by it (whether acquired pursuant to this Agreement or otherwise) in the manner provided in such proxy. KS/BE further agrees to cause any direct or indirect subsidiary thereof (other than Knight's Parent or Knight) to vote any securities of the Company or any subsidiary thereof that may be acquired by such subsidiary of KS/BE in the manner provided in KS/BE's foregoing proxy.

            (ii) Knight understands that time is of the essence in a public offering, and if, in connection with any recapitalization in connection with a public offering, the Company wishes for any reason to modify the terms of Knight's securities, Knight agrees to consider (without any obligation to consent to) such modifications according to any reasonable time schedule prescribed by the Company.

            11. Delay in Closing Date; Adjustments.

            In the event the Closing Date does not occur on or before November 21, 1994, the Closing Date shall be automatically extended, subject to Section 13 below, until the date when the conditions thereto are satisfied (or waived) and up to five business days thereafter, within which five business days the Closing Date shall occur. In the event of such extension, the parties shall mutually agree upon such adjustments to the terms hereof as shall be necessary or appropriate and shall use best efforts to have the Closing Date occur as soon as possible.

            12. Confidentiality.

            (a) Each party will keep confidential any and all information furnished to it by another party or its representatives in connection with the transactions contemplated by this Agreement, the Memorandum of Agreement and the other agreements referred to herein, except to the extent any such information is generally available to the public (other than as a result of a disclosure by such party or its representatives), and the parties will instruct their respective partners, directors, officers, employees and other representatives having access to such information of such obligation of confidentiality. If this Agreement is terminated pursuant to Section 13(a) hereof, each party will return to the other all copies of material containing information disclosed to such party by the other. At the time this Agreement is terminated pursuant to Section 13(b) hereof or at the time immediately following an initial public offering registered under the 1933 Act by the Company, the parties hereto shall return to each other copies of materials previously disclosed to the other through such time as the parties shall agree at such time.

            (b) Without limitation of the foregoing, KS/BE, Knight's Parent and Knight each hereby specifically covenants and agrees that it shall not, in the course of making or securing filings, notifications, consents, approvals, authorizations or orders with governmental or administrative agencies or bodies or courts for any reason following the date of this Agreement, disclose to any person at any time any information (financial or other) concerning the Partnership which is not publicly disclosed, unless the Partnership otherwise consents or unless pursuant to a court or administrative order or procedure.

            (c) The parties agree that they will advise and confer with each other prior to the issuance of any report, statement, press release or other written statement identifying the other party or relating to the transactions contemplated by this Agreement, the Memorandum of Agreement and the other agreements referred to herein and the implementation hereof and thereof. No report, statement, press release or other written statement shall be disseminated publicly or delivered to any other person without the specific, written consent of the other party, which consent may not be unreasonably withheld, provided, however, that either party may deliver written statements to administrative agencies or bodies or courts or trademark commissions, and provided further, however, that the Partnership and KS/BE may mutually agree upon guidelines for routine disclosures (i.e., references to the other in stockholder reports, brochures or other documents describing their respective businesses, etc.) pursuant to which the disclosures covered by such guidelines may be made without specific or prior approval.

            13. Termination.

            This Agreement shall terminate:

            (a) if the Closing Date does not occur on or before February 24, 1995 for any reason;

            (b) on the date of payment of the distribution with respect to the final year of a Withdrawal Period; or

            (c) on the date of disposition by Knight or cancellation of the Securities set forth in clause (i) or (ii), and, if such are equity securities or exercisable, convertible or otherwise exchangeable in any manner into equity securities, (iii) or (iv) of Section 10(a) hereof;

provided, however, that (i) the agreements set forth in Sections 12, 14 and 15(b) (as such relates to Sections 12 and 14) hereof shall continue indefinitely and (ii) the agreements set forth in Section 10(c) shall continue for a period of five years from the date of the final disposition or cancellation of all Securities set forth in (c) above.

            14. Governing Law; Arbitration.

            (a) This Agreement is being entered into and is intended to be performed in the State of New York and will be construed and enforced in accordance with and governed by the laws of the State of New York.

            (b) Any dispute, controversy or claim arising out of or relating to provisions of this Agreement and each of the Annexes hereto shall be finally settled by arbitration in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law ("UNCITRAL") in effect on the date of this Agreement. The number of arbitrators shall be three and the Administering Authority shall be the American Arbitration Association. The tribunal shall adopt rules of procedure supplementary to the rules of UNCITRAL as it deems equitable under the circumstances. All direct costs of an arbitration proceeding under this Section, including fees and expenses of arbitration, shall be borne equally by the parties hereto. All other costs, including counsel and witness fees, shall be borne by the party incurring them. The place of arbitration shall be The City of New York. The arbitration shall be conducted in the English language. An award rendered by all or a majority of the arbitrators shall be final and binding, and judgment may be entered upon it in any court having jurisdiction. In no event shall this subsection be construed as conferring upon any court authority or jurisdiction to inquire into or review such award on its merits. The parties agree to exclude any right of application or appeal to the Federal, New York State and any other courts in connection with any question of law or fact arising in the course of the arbitration or with respect to any award made.

            15. Ownership of Knight; KS/BE Agreement with Respect to Knight;
                Assignment.

            (a) KS/BE, Knight's Parent and Knight each agrees that Knight, and any assignee of Knight pursuant to Section 15(d) below (other than KS/BE), will remain a wholly-owned subsidiary of KS/BE or of another wholly-owned subsidiary of KS/BE. Except as provided in Section 15(d) below, Section 15(d) of the 1992 Subscription Agreement, Section 12 of Article VI of the Memorandum of Agreement and Section 12 of the Knight Partnership Provisions, none of KS/BE, Knight's Parent or Knight shall (i) have any right to sell, transfer, exchange, make any assignment of (including in assignment for the benefit of Knight's or KS/BE's creditors or a transfer to a trustee) or receive for the benefit of Knight's or KS/BE's creditors, give away, pledge, hypothecate, or otherwise to dispose of any of Knight's interest in the Partnership or in the profits or assets thereof, or KS/BE's interest, direct or indirect, in Knight, or (ii) have the right to enter into any agreement as a result of which any person or entity will or could obtain any interest in the Partnership or the Partnership Interest, or KS/BE's interest, direct or indirect, in Knight.

            (b) KS/BE, Knight's Parent and Knight each agrees that (i) the equity securities of Knight and Knight's Parent shall at all times during the term hereof be owned, directly or indirectly, by KS/BE, (ii) any securities of Knight or Knight's Parent other than common equity securities shall be either
(x) non-recourse to Knight or Knight's Parent, or (y) guaranteed by, or otherwise entitled to the credit support of, KS/BE, and (iii) Knight's interest in the Partnership will not be used, directly or indirectly, as a means of obtaining financing for KS/BE or any of its direct or indirect subsidiaries, and no representations specifically regarding the Partnership or the performance of the Partnership Interest, nor any information regarding the Partnership or the Partnership Interest which is subject to Section 12(a) hereof, shall be provided in connection with any such financing.

            (c) KS/BE agrees that it shall cause Knight to perform all the obligations of Knight contained in this Agreement, the Memorandum of Agreement and the other agreements contemplated hereby and thereby.

            (d) Each of KS/BE, Knight's Parent and (except as provided in the next sentence) Knight may not assign this Agreement or any of the other agreements contemplated hereby or by the Memorandum of Agreement to any party. With the consent of the Partnership (which shall not be unreasonably withheld), Knight or Knight's Parent may assign this Agreement to KS/BE or another directly or indirectly wholly-owned subsidiary of KS/BE organized under the laws of any United States jurisdiction, provided that KS/BE or such subsidiary shall execute and deliver such amendments to, or documents or instruments of assumption of, this Agreement, the Memorandum of Agreement and the other agreements contemplated hereby and thereby (including the irrevocable proxies and proxy/power-of-attorney) as are required by the Partnership so as to become a party thereto successor to Knight or Knight's Parent, as the case may be, with all rights and obligations provided herein and therein. Such assignment shall release the assignor from its obligations hereunder. Any assignment made in violation of this provision shall be null and void.

            16. Survival of Agreement; Further Assurances.

            (a) All terms and provisions of this Agreement shall survive execution and delivery of this Agreement, the Closing Date and any investigation made at any time by any party or on its behalf until terminated pursuant to
Section 13 hereof; provided, however, that the representations and warranties of the Partnership contained in Section 6 and of KS/BE and Knight contained in
Section 7 shall terminate on June 30, 1996.

            (b) Each of KS/BE, Knight and the Partnership agrees that, in the event any of the consents, approvals, authorizations or orders secured in order to consummate the transactions contemplated hereby are threatened to be modified or revoked, each shall use its best efforts to prevent such modification or revocation.

            17. Registered Address; Notices.

            All notices and other communications hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, addressed (a) if to KS/BE, Knight's Parent or Knight, at The Trustees of the Kamehameha Schools/Bernice Pauahi Bishop Estate, P.O. Box 3466, 567 South King Street, Suite 200, Honolulu, Hawaii 96801, Attention: Nathan T.K. Aipa, General Counsel, or at such other address as KS/BE, Knight's Parent or Knight shall furnish to the Partnership in writing, or (b) if to the Partnership, at 85 Broad Street, New York, New York 10004, Attention: Robert J. Katz, General Counsel, or at such other address as the Partnership shall have furnished to KS/BE, Knight's Parent or Knight in writing.

            18. Miscellaneous.

            (a) For purposes of Clause (i) of the definition of "General Partners' Capital" set forth in the Knight Partnership Provisions, those certain investments made by the Partnership and Affiliates (A) on or prior to November 26, 1993 are set forth in Annex 8 hereto and (B) after November 26, 1993 and on or prior to November 25, 1994 will be set forth in a schedule to be prepared by the Partnership that will be furnished to Knight on or before March 17, 1995.

            (b) Annex 9 hereto contains a schedule setting forth the manner of determining certain calculations in respect of Knight's Actual Share.

            (c) This Agreement will be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto (including, with respect to the Partnership, the Company). No recourse under or upon any obligation of the Partnership contained in this Agreement shall be had against any current or future partner of the Partnership. This Agreement, together with the 1992 Subscription Agreement, embodies the entire agreement and understanding between KS/BE, Knight and the Partnership and supersedes all prior agreements and understandings relating to the subject matter hereof, whether written or oral. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning thereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                    THE TRUSTEES OF THE ESTATE OF
                                    BERNICE PAUAHI BISHOP


                                    By: /s/ Lakelani Lindsey
                                        ----------------------------------------


                                    By: /s/ Myron B. Thompson
                                        ----------------------------------------



          [ILLEGIBLE]               By: /s/ [ILLEGIBLE]
     --------------------               ----------------------------------------
          Legal Group


                                    ROYAL HAWAIIAN SHOPPING
                                    CENTER, INC.


                                    By: /s/ Richard [ILLEGIBLE]
                                        ----------------------------------------
                                        Title: President


                                    By: /s/ [ILLEGIBLE]
                                        ----------------------------------------
                                        Title: Vice President - Finance


                                    PAUAHI HOLDINGS CORPORATION


                                    By: /s/ Richard [ILLEGIBLE]
                                        ----------------------------------------
                                        Title: President


                                    By: /s/ [ILLEGIBLE]
                                        ----------------------------------------
                                        Title: Treasurer


                                    THE GOLDMAN SACHS GROUP, L.P.


                                    By:
                                        ----------------------------------------
                                       Title:

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                    THE TRUSTEES OF THE ESTATE OF
                                    BERNICE PAUAHI BISHOP


                                    By:_________________________________________


                                    By:_________________________________________


                                    By:_________________________________________



                                    ROYAL HAWAIIAN SHOPPING
                                    CENTER, INC.


                                    By:_________________________________________
                                       Title:


                                    By:_________________________________________
                                       Title:



                                    PAUAHI HOLDINGS CORPORATION


                                    By:_________________________________________
                                       Title:


                                    By:_________________________________________
                                       Title:



                                    THE GOLDMAN SACHS GROUP, L.P.



                                    By: /s/ [ILLEGIBLE]

                                        ----------------------------------------
                                        Title:

                       Annex 5 to Subscription Agreement

                               AMENDMENT NO. 1 TO

                          REGISTRATION RIGHTS AGREEMENT

            AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT, dated as of November 21, 1994 (the "Amendment"), between Royal Hawaiian Shopping Center, Inc. ("Knight"), a Hawaii corporation and an indirect wholly-owned subsidiary of The Trustees of the Estate of Bernice Pauahi Bishop, a private educational charitable trust organized under the laws of the State of Hawaii ("KS/BE"), and The Goldman Sachs Group, L.P., a limited partnership organized under the laws of Delaware (the "Partnership").

            WHEREAS, pursuant to a Subscription Agreement, dated as of April 24, 1992, among KS/BE, Pauahi Holdings Corporation, a Hawaii corporation ("Knight's Parent"), Knight and the Partnership (the "1992 Subscription Agreement"), Knight purchased a limited partnership interest in the Partnership, as described in the 1992 Subscription Agreement and in Article VI of the Memorandum of Agreement amended and restated as of November 27, 1992, as further amended through November 26, 1993 and as of the date hereof, referred to in Section 2 of the 1992 Subscription Agreement (the "1992 Knight Partnership Provisions");

            WHEREAS, pursuant to Section 10(b) of the 1992 Subscription Agreement, the Partnership granted Knight certain registration rights with respect to securities of the Partnership's corporate successor (the "Company") in the event the Partnership incorporates and registers its common stock under the Securities Act of 1933 (the "Act" or the "1933 Act");

            WHEREAS, Knight and the Partnership entered into a Registration Rights Agreement, dated as of April 24, 1992, between Knight and the Partnership (the "Registration Rights Agreement") relating to certain registration rights with respect to securities of the Company in the event the Partnership incorporates and registers its common stock under the 1933 Act;

            WHEREAS, pursuant to a Subscription Agreement, dated as of November 21, 1994, among KS/BE, Knight's Parent, Knight and the Partnership (the "1994 Subscription Agreement"), Knight is purchasing as of the date hereof a limited partnership interest in the Partnership, as described in the 1994 Subscription Agreement and in the "Knight Partnership Provisions" referred to in Section 2 of the 1994 Subscription Agreement (the "1994 Knight Partnership Provisions");

            WHEREAS, pursuant to Section 10(b) of the 1994 Subscription Agreement, the Partnership has granted Knight certain registration rights with respect to securities of the Company in the event the Partnership incorporates and registers its common stock under the 1933 Act; and

            WHEREAS, Knight and the Partnership have agreed to amend the Registration Rights Agreement to provide for the certain registration rights granted to Knight in the 1994 Subscription Agreement;

            THEREFORE, the parties agree as follows:

            1. Amendment to Section 1.

            Section 1 of the Registration Rights Agreement, entitled "Definitions" shall be deleted in its entirety and the following shall be substituted therefor:

                  "1. Definitions.

                  As used in this Agreement, "1992 Subscription Agreement" shall mean the Subscription Agreement, dated as of April 24, 1992, among KS/BE, Knight's Parent, Knight and the Partnership; "1994 Subscription Agreement" shall mean the Subscription Agreement, dated as of November 21, 1994, among KS/BE, Knight's Parent, Knight and the Partnership; "Common Stock" shall mean any common stock of the Company issuable to Knight in exchange for its Part J Actual Capital or its Part P Actual Capital; and the "Act" shall mean the Securities Act of 1933, as amended.

                  The terms used in this Agreement which are defined in the 1992 Subscription Agreement or in the "Knight Partnership Provisions" referred to in Section 2 of the 1992 Subscription Agreement have the respective meanings set forth therein. Any reference herein to the "Subscription Agreement" shall be deemed to refer to the 1992 Subscription Agreement and the 1994 Subscription Agreement, collectively, and any reference herein to "Knight Partnership Provisions" shall be deemed to refer to the Knight Partnership Provisions referred to in Section 2 of the 1992 Subscription Agreement and the Knight Partnership Provisions referred to in Section 2 of the 1994 Subscription Agreement, collectively."

            2. Governing Law.
               -------------

            This Amendment is being entered into and is intended to be performed in the State of New York and will be construed and enforced in accordance with and governed by the laws of the State of New York.

            3. Miscellaneous.
               -------------

            This Amendment will be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto (including, with respect to the Partnership, the Company). No recourse under or upon any obligation of the Partnership contained in this Amendment shall be had against any current or future general partner of the Partnership. The headings in this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning thereof. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

                                       ROYAL HAWAIIAN SHOPPING CENTER,
                                               INC.


                                       By:______________________________________
                                          Title:


                                       By:______________________________________
                                          Title:


                                       THE GOLDMAN SACHS, L.P.


                                       By:______________________________________